Exhibit 99.1

Casa Systems Reports Fourth Quarter 2019 and Full Year 2019 Financial Results

Andover, Mass. – February 20, 2020 – Casa Systems, Inc. (Nasdaq:CASA), a leading provider of converged broadband infrastructure technology and access device solutions for mobile, cable and fixed networks, today announced its financial results for its fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights

•	Revenue of $112.9 million

•	Gross margin of 52.7%

•	GAAP net loss of $25.7 million

•	Non-GAAP net income of $13.1 million

•	GAAP net loss per fully diluted share of $0.31

•	Non-GAAP net income per fully diluted share of $0.15

•	Adjusted EBITDA of $18.2 million

2019 Financial Highlights

•	Revenue of $282.3 million

•	Gross margin of 57.6%

•	GAAP net loss of $48.2 million

•	Non-GAAP net income of $2.6 million

•	GAAP net loss per fully diluted share of $0.57

•	Non-GAAP net income per fully diluted share of $0.04

•	Adjusted EBITDA of $24.0 million

“I am happy to report that we had a better end to the year than we anticipated, resulting from stronger fourth quarter revenue,” said Jerry Guo, Casa’s President and CEO. “A healthier cable spending environment in the fourth quarter, combined with our ability to recognize revenue from our wireless backlog, were key factors that drove our better than expected fourth quarter and full year results. We are starting 2020 with a strong backlog in all of our product areas, but see our wireless solutions as a particularly important growth driver for Casa for the coming year.”

Scott Bruckner, Casa’s Interim CFO added, “During the fourth quarter and full year, we saw continued diversification in our customer and product mix. Wireless and fixed telecom solutions are now both material contributors to our revenues, in addition to our long-standing cable business. The GAAP net loss for the quarter and full year includes a charge of $35.2 million for a valuation allowance that we recorded against our U.S. deferred tax assets in the fourth quarter. I am pleased to report that we achieved profitability on a non-GAAP basis both for the fourth quarter and the full year.

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2020 we expect:

•	Revenue between $340 million and $360 million

•	Gross Margin in a range of 50% and 60%

•	GAAP net loss between $4 million and $14 million, and Adjusted EBITDA between $33 million and $43 million

•	GAAP diluted net loss per share between $(0.04) and $(0.16) and Non-GAAP diluted net income per share between $0.00 and $0.12

Guidance for non-GAAP financial measures excludes acquisition costs and other non-recurring expenses, which are one-time non-recurring charges; stock-based compensation, which is a non-cash charge; adjustments to valuation allowances on deferred tax assets; and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its fourth quarter and year ended December 31, 2019, and its business outlook at 5:00 p.m. Eastern Standard Time today, February 20, 2020. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any failure to fully realize anticipated synergies from our acquisition of NetComm; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at

http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net (loss) income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; acquisition-related expenses, reversal of write-up to fair value of acquired inventory, restructuring expenses and other non-recurring expenses and purchase accounting adjustments, which are one-time non-recurring charges; the follow-on public offering expenses, which is a one-time non-recurring charge; adjustments to valuation allowances on deferred tax assets; and the tax effect on these excluded items. The tax effect of the excluded items for 2019 amounts were calculated based on specific calculations of each item’s effect on the 2019 tax provision. The tax effect of the excluded items for 2018 amounts were calculated using our effective income tax rate for the period, excluding the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net (loss) income per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net (loss) income, excluding the impact of stock-based compensation expense; acquisition-related expenses; reversal of write-up to fair value of acquired inventory; restructuring expenses; other non-recurring expenses and purchase accounting adjustments; the follow-on public offering expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

we exclude stock-based compensation expense and amortization of acquired intangible assets from each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•

we exclude the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options, which are not related to the operating performance of our business, in calculating the effective tax rate used to determine the tax effect of the items excluded from our non-GAAP net income and non-GAAP diluted net income per share; these discrete tax benefits will result in a reduction in our income taxes and cash paid for income taxes;

•

we exclude adjustments to our valuation allowance against deferred tax assets from our non-GAAP net income, non-GAAP effective tax rate and non-GAAP diluted net income per share, as we do not believe the charges are reflective of our underlying operating performance;

•

we exclude acquisition-related expenses, reversal of write-up to fair value of acquired inventory, restructuring expenses and other non-recurring expenses and purchase accounting adjustments and the follow-on public offering expenses from non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA because they are one-time non-recurring charges, although these are included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers converged broadband solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale. Commercially deployed in over 70 countries, Casa serves more than 475 Tier 1 and regional service providers worldwide.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$112,893	$67,825	$282,297	$297,127
Cost of revenue	53,378	18,146	119,765	79,161

Gross profit	59,515	49,679	162,532	217,966
Operating expenses:
Research and development	22,508	17,345	83,331	70,974
Selling, general and administrative	27,002	15,502	88,320	68,026

Total operating expenses	49,510	32,847	171,651	139,000

Income (loss) from operations	10,005	16,832	(9,119)	78,966

Other income (expense):
Interest income	524	1,663	4,406	6,259
Interest expense	(4,860)	(5,184)	(20,522)	(19,763)
Gain (loss) on foreign currency, net	756	(466)	298	(911)
Other income, net	45	409	522	1,387

Total other income (expense), net	(3,535)	(3,578)	(15,296)	(13,028)

Income (loss) before provision for (benefit from) income taxes	6,470	13,254	(24,415)	65,938
Provision for (benefit from) income taxes	32,130	(1,662)	23,791	(7,068)

Net (loss) income	$(25,660)	$14,916	$(48,206)	$73,006

Net (loss) income per share:
Basic	$(0.31)	$0.18	$(0.57)	$0.87

Diluted	$(0.31)	$0.17	$(0.57)	$0.79

Weighted-average shares used to compute net (loss) income per share:
Basic	84,126	83,060	83,853	83,539

Diluted	84,126	87,971	83,853	91,877

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of Net (Loss) Income to Non-GAAP Net Income:
Net (loss) income	$(25,660)	$14,916	$(48,206)	$73,006
Stock-based compensation	2,371	2,352	9,821	8,894
Acquisition-related expenses	101	—	3,494	—
Reversal of write-up to fair value of acquired inventory	—	—	3,200	—
Amortization of acquired intangible assets	1,426	—	2,852	—
Restructuring expenses	909	—	1,084	—
Other non-recurring expenses and purchase accounting adjustments	—	—	776	—
Follow-on public offering expenses	—	—	—	815
Valuation allowance	35,199		35,199
Tax effect of excluded items	(1,213)	2	(5,605)	(1,217)

Non-GAAP net income	$13,134	$17,270	$2,615	$81,498

Non-GAAP net income margin	11.6%	25.5%	0.9%	27.4%

Reconciliation of Diluted Net (Loss) Income Per Share to Non-GAAP Diluted Net Income Per Share:
Diluted net (loss) income per share	$(0.31)	$0.17	$(0.57)	$0.79
Non-GAAP adjustments to net (loss) income	0.46	0.03	0.61	0.09

Non-GAAP diluted net income per share	$0.15	$0.20	$0.04	$0.88

Weighted-average shares used in computing diluted net (loss) income per share	84,126	87,971	83,853	91,877

Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(25,660)	$14,916	$(48,206)	$73,006
Stock-based compensation	2,371	2,352	9,821	8,894
Acquisition-related expenses	101	—	3,494	—
Reversal of write-up to fair value of acquired inventory	—	—	3,200	—
Restructuring expenses	909	—	1,084	—
Other non-recurring expenses and purchase accounting adjustments	—	—	776	—
Follow-on public offering expenses	—	—	—	815
Depreciation and amortization	4,819	2,417	14,722	9,454
Other income, net	3,535	3,578	15,296	13,028
Provision for (benefit from) income taxes	32,130	(1,662)	23,791	(7,068)

Adjusted EBITDA	$18,205	$21,601	$23,978	$98,129

Adjusted EBITDA margin	16.1%	31.8%	8.5%	33.0%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(5,952)	$4,443	$(39,022)	$98,545
Purchases of property and equipment	(1,866)	(1,742)	(8,591)	(7,966)

Free cash flow	$(7,818)	$2,701	$(47,613)	$90,579

Summary of Stock-Based Compensation Expense:
Cost of revenue	$45	$61	$216	$249
Research and development	253	447	1,569	1,864
Selling, general and administrative	2,073	1,844	8,036	6,781

Total	$2,371	$2,352	$9,821	$8,894

Summary of Revenue:
Sales of broadband products	$75,004	$24,625	$164,695	$133,386
Capacity expansions	26,177	32,820	76,919	123,603

Product	101,181	57,445	241,614	256,989
Service	11,712	10,380	40,683	40,138

Total revenue	$112,893	$67,825	$282,297	$297,127

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$113,638	$280,587
Accounts receivable, net	93,100	81,782
Inventory	93,604	50,997
Prepaid expenses and other current assets	4,884	3,755
Prepaid income taxes	3,217	390

Total current assets	308,443	417,511
Property and equipment, net	35,910	29,879
Accounts receivable, net of current portion	575	2,388
Deferred tax assets	69	21,578
Goodwill	50,347	—
Intangible assets, net	41,148	—
Other assets	7,820	3,293

Total assets	$444,312	$474,649

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,890	$17,776
Accrued expenses and other current liabilities	34,567	36,992
Accrued income taxes	—	958
Deferred revenue	25,485	31,206
Current portion of long-term debt, net of unamortized debt issuance costs	8,524	2,179

Total current liabilities	94,466	89,111
Accrued income taxes, net of current portion	12,381	4,923
Deferred tax liabilities	8,993	—
Deferred revenue, net of current portion	4,583	12,479
Long-term debt, net of current portion and unamortized debt issuance costs	284,756	293,280
Other liabilities, non-current	569	—

Total liabilities	405,748	399,793

Stockholders’ equity:
Common stock	84	83
Treasury Stock	(1,795)	—
Additional paid-in capital	169,561	156,939
Accumulated other comprehensive loss	(2,222)	(1,158)
Accumulated deficit	(127,064)	(81,008)

Total stockholders’ equity	38,564	74,856

Total liabilities and stockholders’ equity	$444,312	$474,649

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows (used in) provided by operating activities:
Net (loss) income	$(48,206)	$73,006
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	14,722	9,454
Stock-based compensation	9,821	8,894
Deferred income taxes	18,844	(11,517)
Increase (decrease) in provision for doubtful accounts	560	(282)
Excess and obsolete inventory valuation adjustment	545	(5,883)
Changes in operating assets and liabilities:
Accounts receivable	1,881	34,716
Inventory	(21,276)	(11,051)
Prepaid expenses and other assets	(3,679)	(1,084)
Prepaid income taxes	16	146
Accounts payable	1,554	4,197
Accrued expenses and other current liabilities	(7,827)	6,124
Accrued income taxes	3,521	(3,088)
Deferred revenue	(9,498)	(5,087)

Net cash (used in) provided by operating activities	(39,022)	98,545

Cash flows used in investing activities:
Purchases of property and equipment	(8,591)	(7,966)
Acquisition of businesses, net of cash acquired	(109,431)	—

Net cash used in investing activities	(118,022)	(7,966)

Cash flows used in financing activities:
Principal repayments of debt	(6,820)	(3,304)
Proceeds from exercise of stock options	2,687	14,730
Payments of dividends and equitable adjustments	(2,590)	(7,325)
Follow-on offering selling shareholders profit disgorgement	—	3,811
Repurchases of common stock	(1,795)	(75,102)
Payments of initial public offering costs	—	(1,148)
Employee taxes paid related to net share settlement of equity awards	(1,009)	(13)

Net cash used in financing activities	(9,527)	(68,351)

Effect of exchange rate changes on cash and cash equivalents	(378)	(1,442)

Net (decrease) increase in cash, cash equivalents and restricted cash	(166,949)	20,786
Cash, cash equivalents and restricted cash at beginning of period	281,606	260,820

Cash, cash equivalents and restricted cash at end of period	$114,657	$281,606

Supplemental disclosures of cash flow information:
Cash paid for interest	$18,885	$18,348

Cash paid for income taxes	$4,334	$7,268

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$727	$1,255

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$731	$3,336

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$5,735	$8,556